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EXHIBIT 23.0

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-46361 and 333-71768) of IHOP Corp. of our report dated February 15, 2002 relating to the consolidated financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Los Angeles, California
March 11, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS